Exhibit 32.1

     CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Caribbean Villa Catering Corporation (the "Company") on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange
Commission (the "Report"), I, Robert Seeley, President (principal executive officer) and Virgilio Santana Ripoll, Chief Financial Officer (principal financial and accounting officer) of the Company, each certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 12, 2009

              /s/ Robert Seeley
                              Robert Seeley, President,
                              principal executive officer

                              /s/ Virgilio Santana Ripoll
                             Virgilio Santana Ripoll, Chief Financial Officer
                              principal financial and
                              accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.